UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

‘mktg, inc.’
(Exact name of registrant as specified in its charter)

Delaware	0-20394	06-1340408
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

75 Ninth Avenue, New York, New York 10011
(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code: (212) 366-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2012, Arthur Murray resigned from our Board of Directors. Mr. Murray had served as a director as a designee of the holders of our Series D Preferred Stock, which as a class have the right to elect two directors to our Board of Directors as long as at least 25% of the Series D Preferred Stock originally issued in our December 2009 financing remain outstanding.

Following the designation of UCC – mktg Investment, LLC, an affiliate of Union Capital Corporation which holds of a majority of our outstanding shares of Series D Preferred Stock, on January 6, 2012, Reis L. Alfond was appointed to serve on our Board of Directors as a designee of the holders of our Series D Preferred Stock to fill the vacancy caused by Mr. Murray’s resignation. Mr. Alfond is Union Capital Corporation’s Vice President.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 10, 2012

‘mktg, inc.’

By:	/s/ Paul Trager
Paul Trager,
Chief Financial Officer